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                                   EXHIBIT 11
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DRAXIS HEALTH INC.

U.S. GAAP

CALCULATION OF EARNINGS PER SHARE
(IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                        YEAR ENDED                        SIX MONTHS ENDED
                                                                        DECEMBER 31                            JUNE 30
                                                           1995           1994           1993           1996           1995
                                                         --------        -------       --------        -------        -------

Net income (loss) under U.S. GAAP                        $ (1,029)       $ 1,020       $ (2,216)       $ 4,451        $    49
                                                         --------        -------       --------        -------        -------
                                                         --------        -------       --------        -------        -------

Weighted average common shares
  outstanding                                              20,058         19,927         18,217         20,499         20,019
Common share equivalents related to
  options and warrants                                      1,212             --              8          2,597             94
                                                         --------        -------       --------        -------        -------

Common share and common share
  equivalents                                              21,270         19,927         18,225         23,096         20,113
                                                         --------        -------       --------        -------        -------
                                                         --------        -------       --------        -------        -------

Common stock price used under
  treasury stock method                                  $   2.47        $  1.99       $   3.00        $  4.45        $  2.34
                                                         --------        -------       --------        -------        -------
                                                         --------        -------       --------        -------        -------

Net income (loss) per common share                       $  (0.05)       $  0.05       $  (0.12)       $  0.19        $  0.00
                                                         --------        -------       --------        -------        -------
                                                         --------        -------       --------        -------        -------


For U.S. GAAP, the net income (loss) per share is based on the weighted average number of shares of Common Stock outstanding during the period, adjusted as follows:

- For the Common Stock, warrants and options which were issued during the year, have been included in the calculation of common stock equivalent shares outstanding (using the treasury stock method for options and warrants) as if they were outstanding at the beginning of the year, in accordance with U.S. GAAP.
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DRAXIS HEALTH INC.

CANADIAN GAAP

CALCULATION OF EARNINGS PER SHARE
(IN THOUSANDS EXCEPT PER SHARE DATA)



                                                                        YEAR ENDED                        SIX MONTHS ENDED
                                                                        DECEMBER 31                            JUNE 30
                                                           1995           1994           1993           1996           1995
                                                         --------        -------       --------        -------        -------

Net income (loss)                                        $ (2,417)       $ 1,099       $ (2,079)       $ 1,885        $    16
                                                         --------        -------       --------        -------        -------
                                                         --------        -------       --------        -------        -------

Weighted average common shares
  outstanding                                              20,058         19,927         18,217         20,499         20,019
                                                         --------        -------       --------        -------        -------
                                                         --------        -------       --------        -------        -------

Net income (loss) per common share                       $  (0.12)       $  0.06       $  (0.11)       $  0.09        $  0.00
                                                         --------        -------       --------        -------        -------
                                                         --------        -------       --------        -------        -------


For Canadian GAAP, the net income (loss) per share is based on the weighted average number of shares of Common Stock outstanding during the period.